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                                                                    Exhibit 23.4

                               Consent of KPMG LLP



The Board of Directors
Tucows Inc.:

We consent to the use of our reports dated March 24, 2001, except as to note 13(a) which is as of March 27, 2001; note 13(b) which is as of April 26, 2001;
note 13(c) which is as of May 8, 2001 and note 13(d) which is as of June 27, 2001, related to the consolidated financial statements of Tucows Inc. as of December 31, 2000 and 1999 and for the year ended December 31, 2000 and the period from May 4, 1999 (commencement of operations) to December 31, 1999 and June 9, 2000 related to the financial statements of the Tucows Division of Tucows Interactive Limited as of December 31, 1998 and May 3, 1999 and for the year ended December 31, 1998 and the period from January 1, 1999 to May 3, 1999 included in this Registration Statement on Form S-4 of Infonautics, Inc. and to the reference to our firm under the headings "Experts" and "Selected Historical Financial Data" in the Registration Statement.

/s/ KPMG LLP


Toronto, Canada
June 27, 2001